Exhibit 21.0
                     FIRST CASH FINANCIAL SERVICES, INC.
                                 SUBSIDIARIES

                                                      Percentage
                                 Country/State of       Owned
        Subsidiary Name           Incorporation      by Registrant
        ---------------           -------------      -------------
 American Loan and Jewelry, Inc.    Texas  100%
 Famous Pawn, Inc.                  Maryland             100%
 JB Pawn, Inc.                      Texas                100%
 Miraglia, Inc.                     California           100%
 Capital Pawnbrokers, Inc.          Maryland             100%
 Silver Hill Pawn, Inc.             Maryland             100%
 Elegant Floors, Inc.               Maryland             100%
 One Iron Ventures, Inc.            Illinois             100%
 First Cash, S.A. De C.V.           Mexico               100%
 First Cash, Ltd.                   Texas                100%
 First Cash Corp                    Delaware             100%
 First Cash Management, LLC         Delaware             100%
 First Cash, Inc.                   Nevada               100%